Exhibit 5.1

CONYERS DILL & PEARMAN
29th Floor
One Exchange Square
8 Connaught Place
Central
Hong Kong
T +852 2524 7106 | F +852 2845 9268
conyers.com

18 February 2025

Matter No.: 838147

Doc Ref: FW#110356485

(852) 2842 9521

Flora.Wong@conyers.com

Kandal M Venture Limited

Cricket Square Hutchins Drive

PO Box 2681

Grand Cayman KY1-1111

Cayman Islands

Dear Sir/Madam,

Re: Kandal M Venture Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with amendment no. 3 to the registration statement on form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of class A ordinary shares of par value US$0.00001 each of the Company (the “Class A Ordinary Shares”) comprising of:

(i)	an offering of up to initially 2,000,000 Class A Ordinary Shares (the “Initial Class A Ordinary Shares”) by the Company and an aggregate of 1,000,000 Class A Ordinary Shares by the Resale Shareholder (as defined in the Public Offering Prospectus (as defined hereinafter) pursuant to the public offering prospectus of the Registration Statement (the “Public Offering Prospectus”);

(ii)	an offering of up to 300,000 Class A Ordinary Shares in addition to the Initial Class A Ordinary Shares (the “Over-allotment Shares”), within 45 days after the closing of the offering to the underwriters to cover over-allotments pursuant to the exercise of the over-allotment option granted by the Company to the underwriters; and

(iii)	a resale by the Resale Shareholder (as defined in the Public Offering Prospectus) pursuant to the resale prospectus of the Registration Statement (the “Resale Prospectus”, together with the Public Offering Prospectus, the “Prospectus”) of up to 1,000,000 Class A Ordinary Shares pursuant to the Resale Prospectus (the “Resale Shares”).

Partners: Piers J. Alexander, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Paul M. L. Lim, Ryan A. McConvey, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo, Mark P. Yeadon

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

1.1	a copy of the Registration Statement; and

1.2	a draft of the Prospectus contained in the Registration Statement which is in substantially final form.

We have also reviewed copies of:

1.3	the amended and restated memorandum of association and articles of association of the Company adopted on 21 March 2024, each certified by the secretary of the Company on 12 December 2024;

1.4	the written resolutions of the directors of the Company dated 23 October 2024 and the unanimous written resolutions of the members of the Company dated 23 October 2024 (collectively, the “Resolutions”);

1.5	the second amended and restated memorandum of association and second amended and restated articles of association of the Company conditionally adopted on 23 October 2024 (the “Listing M&As”);

1.6	the register of members of the Company certified by the secretary and director of the Company on 17 February 2025 (the “Register of Members”);

1.7	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 17 February 2025 (the “Certificate Date”); and

1.8	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us;

2.4	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

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2.5	that the Listing M&As will be effective immediately prior to the closing of the Company’s initial public offering of the Class A Ordinary Shares;

2.6	that the Listing M&As will not be amended in any manner that would affect the opinions expressed herein;

2.7	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.8	that upon the issue of any Class A Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.9	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Class A Ordinary Shares, and the due execution and delivery thereof by each party thereto;

2.10	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission;

2.11	the Class A Ordinary Shares to be offered for sale by the Selling Shareholders and the Resale Shareholder (collectively, the “Sale Shares”) have been fully paid for; and

2.12	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3	QUALIFICATIONS

3.1	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.

3.2	This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2	When issued and paid for as contemplated by the Resolutions and the Registration Statement and registered in the register of members of the Company, the Class A Ordinary Shares to be issued by the Company will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

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4.3	Based solely on our review of the Register of Members, as at the date of the certification, DMD Venture Limited and Kim Sun Chan are registered holders of 7,560,000 Class A Ordinary Shares and 640,000 Class A Ordinary Shares respectively. The Resale Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.4	The statements under the caption “Material Income Tax Consideration - Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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